UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2020

Century Communities, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36491	68-0521411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8390 East Crescent Parkway, Suite 650 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 770-8300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CCS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2020, the Board of Directors (the “Board”) of Century Communities, Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee, increased the size of the Board from five directors to six directors and elected Patricia Arvielo to the Board to fill the vacancy created by such increase, in each case effective as of January 1, 2021. The Board also appointed Ms. Arvielo to serve on the Audit Committee of the Board, effective as of January 1, 2021.

In connection with her election to the Board, Ms. Arvielo will be granted effective as of January 1, 2021 a restricted stock unit award under the Century Communities, Inc. Amended and Restated 2017 Omnibus Incentive Plan covering that number of shares of the Company’s common stock with a grant date fair value equal to $44,164 (the “RSU Award”), which represents a pro rata portion of the Company’s annual RSU award granted to its non-employee directors. The RSU Award will vest in full on the one-year anniversary of the grant date. Ms. Arvielo will receive compensation and participate in plans and policies applicable to and on same basis as the Company’s other non-employee directors, as described under the heading “Director Compensation” in the Company’s Proxy Statement for its most recent Annual Meeting of Stockholders held on May 6, 2020.

In connection with the election of Ms. Arvielo to the Board, the Board, upon recommendation of the Nominating and Corporate Governance Committee, approved a revised form of indemnification agreement for the Company’s directors and officers reflecting certain changes in applicable law and best practices pursuant to which the Company has agreed to provide indemnification and advancement of expenses to the fullest extent permitted by Delaware law and the Company’s Certificate of Incorporation, as amended, and Bylaws, as amended (collectively, the “Indemnification Agreements”).  The Company intends to enter into the Indemnification Agreement with each of the Company’s directors, including Ms. Arvielo, and executive officers. A form of the Indemnification Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

There are no arrangements or understandings between Ms. Arvielo and any other person pursuant to which she was selected as a director, and there have been no transactions since the beginning of the Company’s last fiscal year, or transactions currently proposed, regarding Ms. Arvielo that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

The Company announced the election of Ms. Arvielo as a director in a press release issued on December 9, 2020, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement between Century Communities, Inc. and its Directors and Officers (filed herewith)
99.1	Press Release issued December 9, 2020 (furnished herewith)
104	The Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2020	CENTURY COMMUNITIES, INC.

	By:	/s/ Dale Francescon
	Name:	Dale Francescon
	Title:	Chairman and Co-Chief Executive Officer